Exhibit 10.1

July 30, 2014

Pernix Therapeutics Holdings, Inc.
Worrigan Limited (to be renamed Pernix Ireland Ltd.)
c/o Pernix Therapeutics Holdings, Inc.
10 Park Place, Suite 201
Morristown, New Jersey 07960

Pozen Inc.
1414 Raleigh Road, Suite 400 Chapel Hill, NC 27517

CPPIB Credit Investments Inc. One Queen Street East, Suite 2600 P.O. Box 101
Toronto, Ontario M5C 2W5, Canada
Glaxo Group Limited 980 Great West Road Brenttord Middlesex VV8 9GS r44 (0)20 8047 5000 www (jsk.,Ioni

Gentlemen:

1.            Reference, etc. Reference is made to that certain letter agreement dated May 13, 2014 (the "Letter Agreement"), under which Pozen Inc. ("Pozen") and CPPIB Credit Investments Inc. ("CPPIB") consented to the sale by Glaxo Group Limited and certain of its affiliates (collectively, "GSK") and purchase by Pernix Therapeutics Holdings, Inc. ("Pemix") of certain assets relating to the pharmaceutical product marketed under the Treximete trademark pursuant to an asset purchase agreement dated May 13, 2014 between GSK and Pemix (the "Asset Purchase Agreement"). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Letter Agreement. Pursuant to the Letter Agreement, as extended by the extension letter dated July 27, 2014, if the closing of the Asset Purchase Agreement (the "Closing") does not occur by July 30, 2014 for any reason, the Letter Agreement, together with (i) the amendment to the GSK-Pozen Agreement referred to in the first sentence of the sixth paragraph of the Letter Agreement (the "Amendment") and the CPPIB consent dated May 13, 2014 relating thereto (the "CPPIB Amendment Consent"), (ii) the Pozen Consent and (iii) the CPPIB Consent will each be null and void ab initio as if the Letter Agreement, the Amendment, the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent had not been executed by the parties thereto. As of the date hereof, the Closing has not occurred and is not anticipated to occur by July 30, 2014.

2.            Extension. GSK and Pernix are continuing their efforts to close the Asset Purchase Agreement and desire to extend the time for the requirement of Closing under the Letter Agreement, the Amendment, the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent until August 6, 2014. Accordingly, the undersigned hereby agree that the Letter Agreement, the Amendment, the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent shall continue in full force and effect as set forth therein unless the Closing does not occur on or before August 6, 2014, in which case, each of this letter agreement, the Letter Agreement, the Amendment, the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent will be null and void ab initio as if each of this letter agreement, the Letter Agreement, the Amendment, the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent had not been executed by the parties hereto.

3.            Consent to Substitute Pernix Ireland Ltd., etc. Each of the undersigned hereby agrees that (a) the Assignment shall be made to Worrigan Limited (which is in the process of changing its name to Pernix Ireland Ltd.)("Pernix Ireland") instead of to Pernix, (b) further amendment will be made to the GSK-Pozen Agreement, in the form attached hereto as Annex A (the "Further Amendment"), by Pernix, Pernix Ireland and Pozen to substitute Pernix Ireland for Pernix and to permit Pemix Ireland to assign the GSK-Pozen Agreement and its rights and obligations thereunder, as collateral security, to the extent specified therein, (c) the CPPIB Amendment Consent, the Pozen Consent and the CPPIB Consent shall each be deemed to refer to (i) the Assignment as modified by the substitution of Pernix Ireland, as set forth in clause (a) above, and (ii) the Amendment, as modified by the Further Amendment, (d) the reference to Pernix in the first sentence of the eighth paragraph of the Letter Agreement shall be deemed to be replaced with a reference to Pernix Ireland and (e) all references in this letter agreement, the Letter Agreement, and the GSK-Pozen Agreement to the GSK-Pozen Agreement shall be deemed to refer to the GSK-Pozen Agreement, as amended by the Amendment and the Further Amendment. In connection with the foregoing, Pernix and Pernix Ireland, jointly and severally, represent and warrant to each of the other parties to this letter agreement that the representations and warranties set forth in Section 9.1(a), (b) and (c) of the GSK-Pozen Agreement will be true and correct as of the date of the Closing, as if made on the date of the Closing by Pernix Ireland after giving effect to the transactions occurring on the Closing, including, without limitation, the Amendment and the Further Amendment.

4.            Pernix Guaranty.

(a)     Guaranty. In consideration of the provisions of Section 3 of this letter agreement, Pernix hereby unconditionally guarantees (i) the full and punctual payment of all financial obligations of Pernix Ireland under the GSK-Pozen Agreement, the Letter Agreement and this letter agreement (the "Financial Obligations") and (ii) the full and punctual performance of all other obligations of Pernix Ireland under the GSK-Pozen Agreement, the Letter Agreement and this letter agreement (the "Non-Financial Obligations" and together with the Financial Obligations, the "Obligations"). Upon failure by Pemix Ireland to (x) pay punctually any such Financial Obligation, Pernix shall forthwith on demand pay the amount not so paid at the place and in the manner and the currency specified in the GSK-Pozen Agreement and (y) perform punctually any such Non-Financial Obligation, Pernix shall forthwith on demand perform, or cause to be performed, such Non-Financial Obligation in the manner specified in the GSK-Pozen Agreement.

(b)     Guaranty Unconditional. The obligations of Pernix under this Section 4 shall be unconditional and absolute and, without limiting the generality of the foregoing, shall not be released, discharged or otherwise affected by: (i) any extension, renewal, settlement, compromise, waiver or release in respect of any Obligation, by operation of law or otherwise; (ii) any modification or amendment of or supplement to the GSK-Pozen Agreement, the Letter Agreement, this letter agreement or any other document referred to herein or therein; (iii) any release, non-perfection or invalidity of any direct or indirect security for any Obligation; (iv) any change in the existence, structure or ownership of Pernix Ireland, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting Pernix Ireland or its assets or any resulting release or discharge of any Obligation; (v) the existence of any claim, set-off or other rights which Pernix may have at any time against Pernix Ireland, any of the parties to this letter agreement or any other corporation, entity or person, whether in connection with the transactions contemplated hereby, by the Letter Agreement or by the GSK-Pozen Agreement or any unrelated transactions, provided that nothing herein shall prevent the assertion of any such claim by separate suit or compulsory counterclaim; (vi) any invalidity or unenforceability relating to or against Pernix Ireland for any reason of this letter agreement, the Letter Agreement or the GSKPozen Agreement, or any provision of applicable law or regulation purporting to prohibit the payment by Pernix Ireland of any Financial Obligation or the performance by Pernix Ireland of any Non-Financial Obligation; or (vii) any other act or omission to act or delay of any kind by any of the parties to this letter agreement or any other corporation, entity or person or any other circumstance whatsoever which might, but for the provisions of this paragraph, constitute a legal or equitable discharge of Pernix's obligations hereunder.

(c)     Discharge Only Upon Payment in Full; Reinstatement In Certain  Circumstances. Pernix's obligations under Section 4(a) shall remain in full force and effect until all Financial Obligations shall have been irrevocably and unconditionally paid in full and all Non-Financial Obligations have been irrevocably and unconditionally performed in full. If at any time any payment made of any Financial Obligation is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of Pernix Ireland or otherwise, Pemix's obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

(d)     Waiver by Pernix. Pernix irrevocably waives acceptance hereof, presentment, demand, protest and any notice not expressly provided for herein, as well as any requirement that at any time any action be taken by any of the parties to this letter agreement or any other corporation, entity or person against Pernix Ireland or any other corporation, entity or person.

(e)      Subrogation. Upon making any payment hereunder with respect to Pernix Ireland, Pernix shall be subrogated to the rights of the payee against Pernix Ireland with respect to such payment; provided that Pernix shall not enforce any payment right by way of subrogation until all Financial Obligations have been irrevocably and unconditionally paid in full and all Non-Financial Obligations have been irrevocably and unconditionally performed in full.

(f)       Representation and Warranties. Each of Pernix and Pernix Ireland, jointly and severally, represents and warrants that: (i) each of Pernix and Pernix Ireland is duly organized, validly existing and (where such concept exists there) in good standing under the laws of its jurisdiction of organization; (ii) the execution, delivery and performance by Pernix and Pernix Ireland of this letter agreement, the Letter Agreement, the Amendment, the Further Amendment and the GSK-Pozen Agreement, and the transactions contemplated hereby and thereby, are within their respective powers, have been duly authorized by all necessary action, require no action by or in respect of, or filing with, any governmental body, agency or official, and do not and will not contravene, or constitute a default under, any provision of applicable law or regulation or of the organizational documents or by-laws of Pernix or Pernix Ireland or of any agreement, judgment, injunction, order, decree or other instrument binding upon Pernix or Pernix Ireland or result in the creation or imposition of any lien or encumbrance on any asset of Pernix or Pernix Ireland; and (iii) each of this letter agreement and the Letter Agreement constitutes, and upon the closing under the Asset Purchase Agreement. the Amendment, the Further Amendment and the GSK-Pozen Agreement will constitute, a valid and binding agreement of Pernix and Pernix Ireland, as the case may be, enforceable in accordance with its terms.

5.            Miscellaneous. No failure or delay by Pozen or CPPIB in exercising any right, power or privilege under this letter agreement, the Letter Agreement, the Amendment, the Further Amendment or the GSK-Pozen Agreement shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in this letter agreement, the Letter Agreement, the Amendment, the Further Amendment and the GSK-Pozen Agreement shall be cumulative and not exclusive of any rights or remedies provided by law. This letter agreement, the Letter Agreement, the Amendment, the Further Amendment and the GSK-Pozen Agreement shall not be amended, waived or supplemented without the prior written consent of each of the parties to this letter agreement, provided that the consent of GSK shall not be required if such amendment, waiver or supplement will not adversely affect the rights of GSK hereunder or thereunder. The parties hereto acknowledge that nothing contained in this letter agreement, the Letter Agreement, the Amendment, the Further Amendment or any other communication or document shall be deemed to be, or taken as, a waiver by Pozen or CPPIB of the rights set forth in Section 14.2 of the GSK-Pozen Agreement, except to the extent expressly set forth in the Further Amendment. This letter agreement shall be governed by and construed in accordance with the laws of the State of North Carolina. Each of Pernix and Pernix Ireland irrevocably submits to the exclusive jurisdiction of any North Carolina State or Federal court sitting in North Carolina, as set forth in Section 13.2 of the GSK-Pozen Agreement, in connection with any dispute arising under this letter agreement, the Letter Agreement, the Amendment, the Further Amendment or the GSK-Pozen Agreement.

Please confirm your agreement and acceptance of the foregoing terms by signing and this letter agreement in the space provided below.

[Signature Page Follows]

GLAXO GROUP LIMITED

By:/s/ Paul Williamson
Name: Paul Williamson
Title:   Authorized Signatory
For and on behalf of
Edinbourgh Pharmaceuticals
Industries Limited
Corporate Director

Acknowledged and agreed to on the date set forth above:

PERNIX THERAPEUTICS HOLDINGS, INC.

/s/ Terry Novak
Name:	Terry Novak
Title:	Chief Operating Officer

WORRIGAN LIMITED

/s/ Tracy S. Clifford
Name:	Tracy S. Clifford
Title:	Secretary

POZEN INC.

/s/ Dennis McNamara
Name:	Dennis McNamara
Title:	SVP Chief Business Officer

CPPIB CREDIT INVESTMENTS INC.

/s/ Adam Vigan
Name:	Adam Vigan
Title:	VP, Head of Private Debt

[Signature Page - Side Letter (Extension of Acknowledgement)]